                                                                      Exhibit 11


                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
                     (In millions, except per share amounts)

                                                              Three Months Ended
                                                                  March 31,
                                                              ------------------
                                                                2003     2002
                                                               ------   -------
Earnings before accounting changes                             $   54   $    65
Cumulative effect of accounting changes                           (10)   (1,175)
                                                               ------   -------
Net earnings (loss)                                                44    (1,110)
Effect of dilutive securities                                      --        --
                                                               ------   -------
Net earnings (loss) - assuming dilution                        $   44   $(1,110)
                                                               ======   =======

Average common shares outstanding                               479.0     482.3
Effect of dilutive securities
  Stock options                                                   1.1       2.0
                                                               ------   -------
Average common shares outstanding - assuming dilution           480.1     484.3
                                                               ======   =======

Earnings per common share before accounting changes            $ 0.11   $  0.13
Cumulative effect of accounting changes                         (0.02)    (2.44)
                                                               ------   -------
Net earnings (loss) per common share                           $ 0.09   $ (2.31)
                                                               ======   =======
Net earnings (loss) per common share - assuming dilution       $ 0.09   $ (2.31)
                                                               ======   =======

Note: If an amount does not appear in the above table, the security was antidilutive for the period presented. Antidilutive securities included preferred securities of a subsidiary trust for the periods presented. Stock options are antidilutive in periods when net losses are recorded.